UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2014

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of December 31, 2014 (the “Effective Date”), Bio-Path Holdings, Inc. (the "Company") changed its state of incorporation from the State of Utah to the State of Delaware (the "Reincorporation") pursuant to the Utah Revised Business Corporation Act (the “URBCA”) and the Delaware General Corporation Law (the “DGCL”). The Company filed the following instruments to effect the Reincorporation: (i) articles of transfer (the "Utah Articles of Transfer") with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah and (ii) a certificate of conversion (the "Delaware Certificate of Conversion") and a certificate of incorporation (the "Delaware Certificate of Incorporation") with the Secretary of State of the State of Delaware. In connection with the Reincorporation, the Company also adopted new bylaws, which became effective on the Effective Date (the "Delaware Bylaws"). Copies of the Utah Articles of Transfer, Delaware Certificate of Conversion, Delaware Certificate of Incorporation and Delaware Bylaws are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, and are incorporated herein by reference.

The Reincorporation was submitted to a vote of, and approved by, the Company's shareholders at its 2014 annual meeting of shareholders (the "2014 Annual Meeting") held on December 30, 2014, as described in Item 5.07 below. Upon the Effective Date of the Reincorporation:

•	the affairs of the Company ceased to be governed by the URBCA, the Company’s amended and restated articles of incorporation under Utah law and the Company’s bylaws under Utah law, and the affairs of the Company became subject to the DGCL, the Delaware Certificate of Incorporation and the Delaware Bylaws;

•	each outstanding share of common stock of the Company as incorporated in Utah converted into an outstanding share of common stock of the Company as incorporated in Delaware;

•	each outstanding option, right or warrant to acquire shares of common stock of the Company as incorporated in Utah converted to an option, right or warrant to acquire under the same terms and conditions an equal number of shares of common stock of the Company as incorporated in Delaware; and

•	the directors and officers of the Company immediately prior to the Reincorporation continued to serve as the directors and officers of the Company following the Reincorporation.

Certain rights of the Company's shareholders changed on the Effective Date as a result of the Reincorporation, as described in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 13, 2014, under the section entitled "Proposal One: Reincorporation From Utah to Delaware", which description is incorporated in its entirety herein by reference.

The Reincorporation did not involve any change in the business, properties, corporate headquarters or management of the Company and there was no change in the operations, assets, liabilities or obligations of the Company as a result of the Reincorporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 above is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting on December 30, 2014 in The Woodlands, Texas. At the meeting, the Company's shareholders: (i) approved the Reincorporation, including the adoption of the Delaware Certificate of Incorporation and the Delaware Bylaws; (ii) elected each of the five persons listed below under Proposal 2 to serve as a director of the Company until its 2015 annual meeting of shareholders; and (iii) ratified and approved the appointment of Mantyla McReynolds, LLC as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2014. The following describes the results of the voting at the 2014 Annual Meeting:

Proposal 1: Approval of the Reincorporation, including the adoption by the Company of: (i) the Delaware Certificate of Incorporation and (ii) the Delaware Bylaws:

Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes
43,221,994	2,111,193	--	194,100	28,184,248

Proposal 2: The election of directors to serve until the 2015 annual meeting of shareholders of the Company:

Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes

Peter H. Nielsen	44,584,563	--	942,724	--	28,184,248
Michael J. Garrison	44,697,057	--	830,230	--	28,184,248
Heath W. Cleaver	44,924,982	--	602,305	--	28,184,248
Amy P. Sing, M.D.	44,924,982	--	602,305	--	28,184,248
Douglas P. Morris	44,481,025	--	1,046,262	--	28,184,248

Proposal 3: Ratification and approval of the appointment of Mantyla McReynolds, LLC as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014:

Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes
72,631,001	915,421	--	165,113	--

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Utah Articles of Transfer
3.2	Delaware Certificate of Conversion
3.3	Delaware Certificate of Incorporation
3.4	Delaware Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: January 6, 2015	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Utah Articles of Transfer
3.2	Delaware Certificate of Conversion
3.3	Delaware Certificate of Incorporation
3.4	Delaware Bylaws